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                                                                   EXHIBIT 10.18


                           STOCK PURCHASE AGREEMENT


                  Dated as of January 26, 1998, by and among


                           Waste Connections, Inc.
                       Waste Connections of Idaho, Inc.
                            Ronald J. Mittelstaedt
                             James N. Cutler, Jr.
                              J. Bradford Bishop





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                           STOCK PURCHASE AGREEMENT


      STOCK PURCHASE AGREEMENT, dated as of January 26, 1998, is entered into by and among Waste Connections, Inc., a Delaware corporation ("WCI"), Waste Connections of Idaho, Inc., a Delaware corporation (the "Corporation") and J. Bradford Bishop, Ronald J. Mittelstaedt and James N. Cutler, Jr. (collectively, the "Stockholders").

      WHEREAS, the Corporation is engaged in the collection and transport of solid waste in Idaho, and other related activities;

      WHEREAS, the Stockholders own all of the issued and outstanding capital stock of the Corporation in the amount set forth on Schedule 3.2 hereto (the "Corporation's Stock");

      WHEREAS, WCI wishes to acquire from the Stockholders all of the issued and outstanding capital stock of the Corporation;

      NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants herein contained, the parties hereto, each intending to be bound hereby, agree as follows:

      1.    PURCHASE OF CORPORATION'S STOCK

      1.1 SHARES TO BE PURCHASED. At the Closing (as hereinafter defined), the Stockholders shall sell and deliver to WCI all of the issued and outstanding Corporation's Stock, being the number of shares of the Corporation set forth on
Schedule 3.2. At the Closing, WCI shall purchase the Corporation's Stock and in exchange therefor shall deliver to the Stockholders at the Closing the purchase price described in Section 1.2 (the "Purchase Price").

      1.2 PURCHASE PRICE. The Purchase Price shall be $3,000.00. WCI shall pay $1,000.00 to each of the Stockholders at the Closing in cash by wire transfer or check payable in clearinghouse funds.

      2.    CLOSING TIME AND PLACE

      Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated herein (the "Closing") shall take place concurrent with the closing of WCI's Credit Agreement with Bank Boston, N.A. and certain other financial institutions (the "Credit Agreement") (the "Closing Date"). The Closing shall take place at the Law Offices of Shartsis, Friese & Ginsburg LLP, One Maritime Plaza, Suite 1800, San Francisco, California 94111. At the Closing, WCI, the Corporation and the Stockholders shall deliver to each other the documents, instruments and other items described in Section 7 of this Agreement.


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      3.    REPRESENTATIONS AND WARRANTIES OF THE CORPORATION AND THE
            STOCKHOLDERS

      The Corporation and the Stockholders, jointly and severally, (i) represent and warrant that each of the following representations and warranties is true as of the Closing Date, and (ii) agree that such representations and warranties shall survive the Closing.

      3.1 ORGANIZATION, STANDING AND QUALIFICATION. The Corporation is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Corporation has full corporate power and authority to own and lease its properties and to carry on its business as now conducted.

      3.2 CAPITALIZATION. Schedule 3.2 sets forth, as of the Closing Date, the authorized and outstanding capital of the Corporation, the names and addresses of the record and beneficial owners thereof, and the number of shares so owned. On the Closing Date, all of the issued and outstanding shares of the capital stock of the Corporation shall be owned of record and beneficially by the Stockholders as set forth in Schedule 3.2 and shall be free and clear of all liens, security interests, encumbrances and claims of every kind except as set forth in Schedule 3.2. Each share of the capital stock of the Corporation is duly and validly authorized and issued, fully paid and nonassessable, and was not issued in violation of any preemptive rights of any past or present stockholder of the Corporation. No option, warrant, call, conversion right or commitment of any kind (including any of the foregoing created in connection with any indebtedness of the Corporation) exists which obligates the Corporation to issue any of its authorized but unissued capital stock or other equity interest or which obligates the Stockholders to transfer any Corporation's Stock to any person.

      3.3 ALL STOCK BEING ACQUIRED. The Corporation's Stock being acquired by WCI hereunder constitutes all of the outstanding capital stock of the Corporation.

      3.4 AUTHORITY FOR AGREEMENT. The Corporation and each of the Stockholders has full right, power and authority to enter into this Agreement and to perform its or his obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Corporation. This Agreement has been duly and validly executed and delivered by the Corporation and each of the Stockholders, subject to the due authorization, execution and delivery by WCI, constitutes the legal, valid and binding obligation of the Corporation and each of the Stockholders enforceable against each of them in accordance with its terms.

      4.    REPRESENTATIONS AND WARRANTIES OF WCI


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      WCI represents and warrants to the Stockholders that the following representations and warranties are true as of the Closing Date, and agrees that such representations and warranties shall survive the Closing:

      AUTHORIZATION OF AGREEMENT. This Agreement has been duly authorized, executed and delivered by WCI and, subject to the due authorization, execution and delivery by the Stockholders and the Corporation, constitutes a legal, valid and binding obligation of WCI. WCI has full corporate power, legal right and corporate authority to enter into and perform its obligations under this Agreement and to carry on its business as presently conducted. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the fulfillment of and compliance with the terms and conditions hereof do not and will not, after the giving of notice, or the lapse of time or otherwise: (a) violate any provisions of any judicial or administrative order, award, judgment or decree applicable to WCI; (b) conflict with any of the provisions of the Certificate of Incorporation or Bylaws of WCI; or (c) conflict with, result in a breach of or constitute a default under any material agreement or instrument to which WCI is a party or by which it is bound.

      5.    CONDITION PRECEDENT TO OBLIGATION OF WCI TO CLOSE

      The obligations of WCI under this Agreement are subject to the Stockholders delivery of the items which they are required to deliver under
Section 7 of this Agreement and to the concurrent closing of the Credit
Agreement.

      6.    CONDITION PRECEDENT TO OBLIGATION OF THE STOCKHOLDERS TO CLOSE

      The obligations of the Stockholders under this Agreement are subject to WCI's delivery of the items which it is required to deliver under Section 7 of this Agreement and to the concurrent closing of the Credit Agreement.

      7.    CLOSING DELIVERIES

      At the Closing, the respective parties shall make the deliveries indicated:

      7.1   WCI DELIVERIES.

            WCI shall deliver the cash portion of the Purchase Price required to be delivered on the Closing Date pursuant to Section 1.

      7.2   STOCKHOLDERS DELIVERIES.


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            (a)   The Stockholders shall deliver to WCI the endorsed
      certificates representing the outstanding Corporation's Stock free and clear of all liens, security interests, claims and encumbrances.

            (b) the Stockholders shall execute and deliver such other documents and instruments as are reasonably requested by WCI in order to consummate the transactions contemplated by this Agreement.

      8.    GENERAL

      8.1 ADDITIONAL CONVEYANCES. Following the Closing, the Stockholders and WCI shall each deliver or cause to be delivered at such times and places as shall be reasonably agreed upon such additional instruments as WCI or the Stockholders may reasonably request for the purpose of carrying out this Agreement. The Stockholders will cooperate with WCI and/or the Corporation on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings or disputes of any nature with respect to matters pertaining to all periods prior to the date of this Agreement.

      8.2 ASSIGNMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, the successors or assigns of WCI and the heirs, legal representatives or assigns of the Stockholders; provided, however, that any such assignment shall be subject to the terms of this Agreement and shall not relieve the assignor of its or his responsibilities under this Agreement.

      8.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

      8.4 NOTICES. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if in writing and either delivered personally, sent by facsimile transmission or by air courier service, or mailed by postage prepaid registered or certified U.S. mail, return receipt requested, to the addresses designated below or such other addresses as may be designated in writing by notice given hereunder, and shall be effective upon personal delivery or facsimile transmission thereof or upon delivery by registered or certified U.S. mail or one business day following deposit with an air courier service:

      If to the Stockholders:        at their respective addresses set forth on
                                     Schedule 3.2

      If to WCI:                     Waste Connections, Inc.


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                                     2260 Douglas Boulevard, Suite 280
                                     Roseville, California 95661
                                     Attention:  Ronald J. Mittelstaedt
                                     Fax: (916) 772-2920

With a copy to:                      Robert D. Evans, Esq.
                                     Shartsis, Friese & Ginsburg LLP
                                     One Maritime Plaza, 18th Floor
                                     San Francisco, California 94111
                                     Fax: (415) 421-2922

      8.5 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to its conflict of laws provisions.

      8.6 CAPTIONS. The captions in this Agreement are for convenience only and shall not be considered a part hereof or affect the construction or interpretation of any provisions of this Agreement.

      8.7 NUMBER AND GENDER OF WORDS; CORPORATION. Whenever the singular number is used herein, the same shall include the plural where appropriate, and shall apply to all of such number, and to each of them, jointly and severally, and words of any gender shall include each other gender where appropriate.

      8.8 ENTIRE AGREEMENT. This Agreement (including the Schedule hereto) and the other documents delivered pursuant hereto constitute the entire Agreement and understanding between the Corporation, the Stockholders and WCI and supersedes any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a written instrument executed by the Corporation, the Stockholders and WCI acting through its officers, thereunto duly authorized by its Board of Directors.

      8.9 WAIVER. No waiver by any party hereto at any time of any breach of, or compliance with, any condition or provision of this Agreement to be performed by any other party hereto may be deemed a waiver of similar or dissimilar provisions or conditions at the same time or at any prior or subsequent time.

      8.10 CONSTRUCTION. The language in all parts of this Agreement must be in all cases construed simply according to its fair meaning and not strictly for or against any party. Unless expressly set forth otherwise, all references herein to a "day" are deemed to be a reference to a calendar day. All references to "business day" mean any day of the year other than a Saturday, Sunday or a public or bank holiday in California. Unless expressly stated otherwise, cross-references herein refer to provisions within this Agreement and are not references to the overall transaction or to any other document.


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement by persons thereunto duly authorized as of the date first above written.


      THE CORPORATION:                  WASTE CONNECTIONS OF IDAHO, INC.



                                        By: ____________________________________
                                            Ronald J. Mittelstaedt, President


     THE STOCKHOLDERS:




                                        ________________________________________
                                        J. Bradford Bishop



                                        ________________________________________
                                        Ronald J. Mittelstaedt



                                        ________________________________________
                                        James N. Cutler, Jr.


                  WCI:                  WASTE CONNECTIONS, INC.



                                        By: ____________________________________
                                            Ronald J. Mittelstaedt
                                            Chief Executive Officer & President


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                               TABLE OF CONTENTS


                                                                          Page
                                                                          ----

1.       PURCHASE OF CORPORATION'S STOCK...................................  1
         1.1   SHARES TO BE PURCHASED......................................  1
         1.2   PURCHASE PRICE..............................................  1

2.       CLOSING TIME AND PLACE............................................  1

3.       REPRESENTATIONS AND WARRANTIES OF THE
         CORPORATION AND THE STOCKHOLDERS..................................  2
         3.1   ORGANIZATION, STANDING AND QUALIFICATION....................  2
         3.2   CAPITALIZATION..............................................  2
         3.3   ALL STOCK BEING ACQUIRED....................................  2
         3.4   AUTHORITY FOR AGREEMENT.....................................  2

4.       REPRESENTATIONS AND WARRANTIES OF WCI.............................  2
         AUTHORIZATION OF AGREEMENT........................................  2

5.       CONDITION PRECEDENT TO OBLIGATION OF WCI TO
         CLOSE.............................................................  3

6.       CONDITION PRECEDENT TO OBLIGATION OF THE
         STOCKHOLDERS TO CLOSE.............................................  3

7.       CLOSING DELIVERIES................................................  3
         7.1   WCI DELIVERIES..............................................  3
         7.2   STOCKHOLDERS DELIVERIES.....................................  3

8.       GENERAL...........................................................  4
         8.1   ADDITIONAL CONVEYANCES......................................  4
         8.2   ASSIGNMENT..................................................  4
         8.3   COUNTERPARTS................................................  4
         8.4   NOTICES.....................................................  4
         8.5   APPLICABLE LAW..............................................  4
         8.6   CAPTIONS....................................................  5
         8.7   NUMBER AND GENDER OF WORDS; CORPORATION.....................  5
         8.8   ENTIRE AGREEMENT............................................  5
         8.9   WAIVER......................................................  5
         8.10  CONSTRUCTION................................................  5


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                                  SCHEDULE 3.2


         Authorized capital of Waste Connections of Idaho, Inc.: 10,000 shares of Common Stock, with a par value of $0.01 per share.

         Record owners:

         (1) Ronald J. Mittelstaedt owns 100 shares of the Common Stock of Waste Connections of Idaho, Inc. represented by Stock Certificate number 1. Ronald J. Mittelstaedt's address is c/o Waste Connections, Inc., 2260 Douglas Boulevard, Suite 280, Roseville, California 95661.

         (2) J. Bradford Bishop owns 100 shares of the Common Stock of Waste Connections of Idaho, Inc. represented by Stock Certificate Number 2.
         J. Bradford Bishop's address is c/o Continental Paper Recycling, Inc., 6950 SW Hampton Street, Suite 200, Portland, Oregon 97223.

         (3) James N. Cutler, Jr., owns 100 shares of the Common Stock of Waste Connections of Idaho, Inc. represented by Stock Certificate Number 3. James N. Cutler, Jr.'s address is 6950 SW Hampton Street, Suite 200, Portland, Oregon 97223.